As of January 8, 1999


Mr. Charles W. Schnatter
Papa John's International, Inc.
11492 Bluegrass Parkway
Louisville, Kentucky 40299


Re:  $20,000,000.00 Discretionary Line of Credit (the "Line of Credit")
     ------------------------------------------------------------------

Dear Chuck:

We are pleased to inform you that PNC Bank, National Association (the "Bank"), has renewed and increased to $20,000,000.00 the discretionary line of credit to Papa John's International, Inc. (the "Company"). The Bank is willing to maintain the Discretionary Line of Credit upon the following terms and conditions:

     1.   Purpose of Line. Proceeds of the Line of Credit shall be used for
          ---------------
working capital, general corporate needs and for the issuance of letters of credit up to an aggregate amount of $3,000,000.00 (the "Letters of Credit"). Advances made under the Line of Credit, if any, shall be due and payable on the last day of the applicable interest period, and all obligations of the Company to the Bank shall be due and payable upon the occurrence of an event of default. All advances will bear interest and be subject to the terms and conditions set forth herein and in the enclosed Note. The Line of Credit will be reviewed by the Bank from time to time and in any event prior to its expiration of June 30, 1998 (the "Expiration Date") to determine whether it should be continued or renewed.

          This is not a committed line of credit. The Company acknowledges and agrees that advances made or letters of credit issued under this Line of Credit, if any, shall be made at the sole discretion of the Bank. The Bank may decline to make advances or issue letters of credit under the line of Credit or terminate the Line of Credit at any time and for any reason without prior notice to the Company. This letter set forth certain terms and conditions solely to assure that the parties understand each other's expectations and to assist the Bank in evaluating the status, on an ongoing basis, of the Line of Credit.


     2.   Note and Letter of Credit Agreements. The Borrower's obligation to
          ------------------------------------
repay the advances under the Note (the "Loans") shall be evidenced by a promissory note substantially in the form of Exhibit "A" hereto (the "Note"). The obligation of the Borrower to repay drawings under any Letter of Credit shall be evidenced by the Bank's form of application and letter of credit agreement therefor (each, an "Application" and a "Letter of Credit Agreement") in form and content satisfactory to the Bank. An Application must be submitted to and accepted by the

Bank as a condition precedent to the issuance of each Letter of Credit. This letter is not a pre-advice for the issuance of a letter of credit and is not irrevocable. All drawings will be deemed to constitute advances under the Line of Credit, evidenced by the Note, shall be payable to the Bank on demand, and shall bear interest at the Default Rate provided in the Note. Unless approved by the Bank, no Letter of Credit shall have an expiry date beyond the Expiration Date. This Agreement, the Letter of Credit Agreement and the Note are collectively referred to as the "Loan Documents".

     3.   Advances Procedures. The Borrower may request Loans hereunder upon
          -------------------
giving oral or written notice to the Bank by 11:00 A.M. (Louisville, Kentucky time) (a) on the day of the proposed Loan, in the case of Loans bearing interest under the Base Rate Option, Prime Rate Option or the As Offered Rate Option, and
(b) three (3) Business Days prior to the proposed Loan, in the case of Loans bearing interest under the Euro-Rate Option, followed promptly thereafter by the Borrower's written confirmation to the Bank of any oral notice. The Borrower authorizes the Bank to accept telephonic requests for Loans, and the Bank shall be entitled to rely upon the authority of any person providing such instructions.

     4.   Interest Rate Options. Each advance outstanding under the Note shall
          ---------------------
bear interest at a rate per annum selected by the Borrower from the interest rate options set forth below (each, an "Option"), it being understood that the Borrower may select different Options to apply simultaneously to different portions of the Loans and may select up to two (2) different interest periods to apply simultaneously to different portions of the Loans bearing interest under the Euro-Rate Option or As Offered Rate Option as set forth below. There are no required interest periods for Loans bearing interest under the Base Rate Option or the Prime Rate Option.

          (a)  Base Rate Option. A rate of interest per annum (computed on the
               ----------------
basis of a year of 360 days, as the case may be, and the actual number of days elapsed) equal to the lesser of (i) the rate of interest announced from time to time by the Bank at its principal office as its prime rate, which rate may not be the lowest interest rate then being charged commercial borrowers by the Bank (the "Prime Rate") or (ii) the sum of the Federal Funds Rate plus fifty (50) basis points (1/2%) per annum. If and when the Prime Rate or the Federal Funds Rate changes, the rate of interest on Loans bearing interest under the Base Rate Option will change automatically without notice to the Borrower, effective on the date of any such change. For purposes hereof, the "Federal Funds Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York on such day (or if such day is not a Business Day, the Federal Funds Rate for such day shall be the rate as published by the Federal Reserve Bank of New York on the immediately preceding Business Day).

          (b)  Prime Rate Option. An annual rate equal to the Prime Rate, minus
               -----------------                                          -----
100 basis points (1%). Each change in the Prime Rate shall become effective without notice to the Borrower on the day of any change in the Prime Rate. All interest shall be computed on the basis of the actual number of days elapsed over an assumed year of 360 days.


          (c)  Euro-Rate Option. A rate of interest per annum (computed on the
               ----------------
basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (i) the Euro-Rate plus (ii) fifty (50) basis points (1/2%) per annum, for
                         ----
the Euro-Rate Interest Period in an amount equal to the Loan bearing interest under the Euro-Rate Option and having a comparable maturity as determined at or about 11 A.M. (Eastern Time) two Business Days prior to the commencement of the Euro-Rate Interest Period. For the purpose hereof, the following terms shall have the following meanings:

               "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Louisville, Kentucky.

               "Euro-Rate" shall mean, with respect to any Loan bearing interest under the Euro-Rate Option for any Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to
1.00 minus the Euro-Rate Reserve Percentage.

               "Euro-Rate Interest Period" shall mean the period of one, two or three months selected by the Borrower commencing on the date of disbursement of a Loan bearing interest under the Euro-Rate Option and each successive period selected by the Borrower thereafter; provided that if a Euro-Rate Interest
                                     --------
Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calender month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

               "Euro-Rate Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

          (d)  As Offered Rate Option. A rate of interest per annum (computed on
               ----------------------
the basis of a year of 360 days and the actual number of days elapsed), determined in the Bank's sole discretion, as offered from time to time by the Bank to the Borrower as the rate at which the Bank would advance funds to the Borrower for the interest period requested (the "As Offered Rate Interest Period") in the principal amount requested (the "As Offered Rate").

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all Loans then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option at the expiration of the then current Euro-Rate Interest Period(s).

In addition, if, after the date of this letter, the Bank shall determine
(which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans under the Euro-Rate Option, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all Loans then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option either (i) on the last day of the then current Euro-Rate Interest Period(s) if the Bank may lawfully continue to maintain Loans under the Euro-Rate Option to such day, or
(ii) immediately if the Bank may not lawfully continue to maintain Loans under the Euro-Rate Option.

     5.   Payment of Interest. The Borrower shall pay accrued interest on the
          -------------------
unpaid principal balance of the Note in arrears: (a) for the portion of Loans bearing interest under the Base Rate Option or the Prime Rate Option, on the last Business Day of each calendar quarter during the term hereof, (b) for the portion of Loans bearing interest under the Euro-Rate Option, on the last day of each Euro-Rate Interest Period, as the case may be, (c) for the portion of Loans bearing interest under the As Offered Rate Option, on the last day of each As Offered Rate Interest Period, (d) if any Euro-Rate Interest Period or As Offered Rate Interest Period is longer than ninety (90) days, then also on the ninetieth day of such interest period and every ninety days thereafter, and (e) for all Loans, at maturity, whether by acceleration of the Note or otherwise, and after maturity, on demand until paid in full.

     6.   Interest Rate Election. Subject to the terms and conditions of this
          ----------------------
letter and the Note, at the end of each interest period applicable to a Loan the Borrower may renew the Option applicable to such Loan or convert such Loan to a different Option. If no notice of conversion or renewal is received by the Bank or if an event of default exists, the Borrower shall be deemed to have converted such Loan to the Base Rate Option. The Borrower shall notify the Bank of each election of an interest rate Option, each conversion from one interest rate Option to another, the amount of the Loans then outstanding to be allocated to each interest Option and where relevant the interest periods. Any such election shall be promptly confirmed in writing by such method as the Bank may require. The Borrower shall indemnify the Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Bank to fund or maintain Loans bearing interest under the As Offered Rate Option or the Euro-Rate Option) which the Bank sustains or incurs as a consequence of any attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice given to the Bank to request, convert, renew or prepay any such Loan. If the Bank sustains or incurs any such loss, it shall notify the Borrower of the amount determined by the Bank to be necessary to indemnify the Bank for such loss or expense (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as the Bank deems appropriate). Such amount shall be due and payable by the Borrower ten days after such notice is given.

     7.   Default Rate. After the principal amount of all or any part of the
          ------------
Loans shall have become due and payable, whether by acceleration or otherwise, all the Loans shall bear interest at a rate per annum which shall be 200 basis points (2%) per annum above the Prime Rate.

     8.   Conditions to Lending. The obligation of the Bank to make any Loan
          ---------------------
hereunder is subject to the condition that:

          (a) In the case of the initial Loan hereunder, the Borrower shall provide to the Bank this Agreement and the Note, such duly executed by the Borrower; evidence of the due authorization by the Borrower of this Agreement and the Note; and such other instruments as the Bank shall reasonably require in form and substance satisfactory to the Bank.

          (b) In the case of any Loan, each request for an advance under the Line of Credit shall constitute, as of the time made, a certification by the Borrower that the Borrower shall have performed and complied with all agreements and conditions herein required under this Agreement, and at the time of such Loan, no condition or event shall exist which constitutes an Event of Default.

     9.   Covenants. Unless waived in writing by the Bank or until payment in
          ---------
full and termination of the Line of Credit:

          (a) The Borrower will promptly submit to Bank financial statements as follows:

               (i)  Annual Statements. As soon as available, and in any event
                    -----------------
within one hundred twenty (120) days after the end of each Fiscal Year, Borrower shall furnish to the Bank an audited consolidated balance sheet, income statement, and statement of cash flows showing sources and uses of cash, for such Fiscal Year, together with comparative figures for the next preceding Fiscal Year prepared by a certified public accounting firm acceptable to the Bank (the "CPA"), together with the unqualified opinion of the CPA firm in substantially the same form as provided in prior years. Together with such audited financial statements and opinion, Borrower shall furnish the Bank with a certificate from the Borrower's Vice President and Corporate Controller certifying that he has reviewed the provisions of this Agreement and nothing has come to his attention to cause him to believe that any Event of Default or unmatured default exists as of the date of the statement, or, if such is not the case, specifying such Event of Default or unmatured default and the nature thereof, and the action Borrower has taken or will take to correct it.

               (ii) Additional Financial Information. Upon written request of
                    --------------------------------
the Bank, the Borrower shall deliver to the Bank:

                    (A) Promptly upon receipt thereof, all detailed reports, if any, submitted to Borrower by the CPA firm in connection with each annual audit,

                    (B) Promptly upon its becoming available, copies of all financial statements, reports, notices or meetings and proxy statements which Borrower shall send to its stockholders,

                    (C) Within ten (10) days after the filing (1) with the Secretary of State of Delaware, certified copies of all amendments to Borrower's Certificate of Incorporation, and (2) with the appropriate governmental authority, copies of all regulatory reports, filings or notices which Borrower is required to submit, including but not limited to reports, filings or notices to the SEC, the IRS, OSHA, EPA and the Department of Labor.

                    (D) Such additional information with respect to its financial condition as may be reasonably requested by the Bank from time to time.

          (b) The Borrower will not make or permit any change in the nature of its business as carried on as of the date of this letter or permit any change in control of more than a majority of its board of directors or its voting stock.

          (c) The Borrower shall continue to own 100% of all outstanding and issued capital stock of PJ Food Service, Inc. and PJFS of Mississippi, Inc., and there shall be no material variation from the present business operations of PJ Food Service, Inc. and PJFS of Mississippi, Inc. The present business operations of PJ Food Service, Inc. and PJFS of Mississippi, Inc. shall mean being the primary provider of commissary services (consisting of dough production and proprietary products) for the Borrower's operations in the United States.

          (d) The Borrower shall, on a consolidated basis, maintain at all times, such maintenance to be evidenced at the end of each fiscal year of the Borrower, calculated by using the immediately preceding twelve month period, a ratio of Funded Debt to EBITDA of not less than 2.0 to 1.0. "Funded Debt" is defined as all long term debt plus short term debt from financial institutions.
                              ----
"EBITDA" is defined as earnings before interest, taxes, depreciation and amortization.

          (e) The Borrower will not create, assume, incur or suffer to exist any mortgage (except for proposed bond offering with the City of Jeffersontown, Kentucky, such bonds to be acquired by the Company or a wholly-owned subsidiary), pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property under conditional sales or other title retention agreements, except liens disclosed on the Borrower's latest financial statements provided to the Bank prior to the date of this letter and additional liens to secure indebtedness not exceeding $300,000.00 in the aggregate; provided,
                                                                --------
however, that the foregoing restrictions shall not prevent the Borrower from:
-------
(i) incurring liens for taxes, assessments or governmental charges or levies which shall not at the time be due and payable or can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves;
(ii) making pledges or deposits to secure obligations under workers' compensation laws or similar legislation; or (iii) granting liens or security interests in favor of the Bank.

          (f) Without the prior written consent of the Bank (which consent shall not be unreasonably withheld), John H. Schnatter and Charles Schnatter shall continue to be employed by and be active in the management of the Borrower.

          (g) Without the Bank's prior written consent, which shall not be unreasonably withheld, the Borrower shall not (i) be a party to any consolidation, reorganization (including without limitation those types referred to in Section 368 of the United States Internal Revenue Code of 1986, as amended), "stock swap" or merger, (ii) sell or otherwise transfer any material part of its assets, (iii) sell, assign, or otherwise dispose of, with or without recourse, any of its accounts receivable or notes receivable or other intangibles, except the endorsement of negotiable instruments of collection in the ordinary course of business, or (iv) liquidate or dissolve or take any action with a view toward liquidation or dissolution.

     10.  Representations and Warranties. The Borrower represents and warrants
          ------------------------------
to the Bank as follows:

          (a) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

          (b) The Borrower has the power to make and carry out the terms of the Loan Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents.

          (c) The Loan Documents constitute the legally binding obligations of the Borrower, enforceable in accordance with their respective terms.

          (d) The making and performance of the Loan Documents do not and will not violate in any respect any provisions of (i) any federal, state or local law or regulation or any order or decree of any federal, state or local governmental authority, agency or court, or (ii) the organizational documents of the Borrower or of any of its subsidiaries, or (iii) any mortgage, contract or other undertaking to which the Borrower is a party or which is binding upon the Borrower or any of its subsidiaries or any of their respective assets, and do not and will not result in the creation or imposition of any security interest, lien, charge or other encumbrance on any of their respective assets pursuant to the provisions of any such mortgage, contract or other undertaking.

          (e) Neither the Borrower nor any of its subsidiaries is in default with respect to any material order, writ, injunction or decree (i) of any court or (ii) of any Federal, state, municipal or other governmental instrumentality. The Borrower and each subsidiary is substantially complying with all applicable statutes and regulations of each governmental authority having jurisdiction over its activities, except where failure to comply would not have a material adverse effect on the Borrower and its subsidiaries, taken as a whole.

          (f) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or result of operations and there is no basis known to the Borrower or its officers or directors for any such action, suit, proceedings or investigation.

          (g) The Borrower's latest financial statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the

Borrower's operations for the period specified therein. The Borrower's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided to the Bank, the Borrower has not suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

          (h) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

          (i) The Borrower and its subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Borrower or its subsidiaries (or any of their respective material suppliers, customers of vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower and its subsidiaries, taken as a whole, or the ability of the Borrower to duly and punctually pay or perform its obligations under the Loan Documents.

     11.  Default. The events which give the Bank the right to accelerate the
          -------
maturity of the Loans outstanding hereunder and terminate the Line of Credit are set forth in the Note.

     12.  Notices. All notices required to be sent to the Borrower shall be sent
          -------
by hand delivery, overnight courier or facsimile transmission (with confirmation of receipt) to the Borrower at the address set forth on the records of the Bank.

     13.  Fees and Expenses. The Borrower shall pay the Bank's usual and
          -----------------
customary commissions, fees and expenses in connection with any Letter of Credit issued. The Borrower shall reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction and in connection with any amendments, modifications, renewals or enforcement actions relating to the Line of Credit.

     14.  Governing Law. This Agreement and the Note shall be governed by the
          -------------
laws of the Commonwealth of Kentucky, excluding its conflict of law rules.

     15.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which when executed by the Borrower and the Bank shall be regarded as an original.

If the foregoing accurately reflects the understanding of the parties, please execute the duplicate original of this Agreement and return it to me.


Very truly yours,


PNC BANK, NATIONAL ASSOCIATION


By /s/ Paula K. Fryland
   --------------------------------
   Paula K. Fryland, Vice President


Accepted, with the intent to be legally bound, this 8th day of January, 1999:


PAPA JOHN'S INTERNATIONAL, INC.


By /s/ Charles W. Schnatter
  ---------------------------------

Title: Senior Vice President
      -----------------------------